EXHIBIT 23(b)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-33307) and related Prospectus of Atlantic Gulf Communities Corporation for the registration of 1,000,000 shares of Series B Redeemable Preferred Stock, 1,776,199 shares of the Company's common stock and 3,739,130 shares of the Company's common stock issuable upon the conversion of Series B Redeemable Preferred Stock and exercise of Series B Warrants, and to the incorporation by reference therein of our report dated February 27, 1997, with respect to the consolidated financial statements and schedule of Atlantic Gulf Communities Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                              /s/ ERNST & YOUNG LLP
                                              -------------------------
                                                  Ernst & Young LLP

Miami Florida
October 16, 1997